July 17, 1997




Sinclair Broadcast Group, Inc.
2000 W. 41st Street
Baltimore, MD 21211


                  Re: 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc.


Ladies and Gentlemen:

                  We have acted as counsel to Sinclair Broadcast Group, Inc., a Maryland corporation, (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 2,073,673 shares of Class A Common Stock, $.01 par value per share (the "Shares") of the Company issuable pursuant to the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc. (the "Plan"), stock options relating to the Shares and stock appreciation rights relating to the Shares.

                  For purposes of this opinion, we have examined copies of the following documents:

                  1.       An executed copy of the Form S-8;



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Sinclair Broadcast Group, Inc.
June 17, 1997
Page 2


                  2.       A  copy   of   the   document   disclosing   material
                           information   to  Plan   participants   prepared   in
                           connection with the Form S-8;

                  3. A copy of the Plan, as certified on July 17, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

                  4. A copy of the Articles of Amendment and Restatement of the Company, as amended, as certified on July 17, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

                  5. A copy of the Bylaws of the Company, as certified on July 17, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

                  6. A Unanimous Consent Resolution of the Board of Directors of the Company approving the Plan, dated April 10, 1996 certified by the Secretary of the Company on July 17, 1997 as then being complete, accurate and in effect.

                  7. A Unanimous Consent Resolution of the Board of Directors of the Company dated July 10, 1996 authorizing the issuance of Shares upon exercise of options under the LTIP certified by the Secretary of the Company on July 17, 1997 as then being complete, accurate and in effect.

                  8. A certificate of the Secretary of the Company dated July 17, 1997.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

                  We are members of the Bar of the District of Columbia and Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that:

                  1. The issuance of Shares in accordance with the terms of the Plan has been lawfully and duly authorized.



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Sinclair Broadcast Group, Inc.
June 17, 1997
Page 3

                  2. The issuance of options in accordance with the terms of the Plan has been lawfully and duly authorized.

                  3.       The   issuance  of  stock   appreciation   rights  in
                           accordance with the terms of the Plan has been lawfully and duly authorized.

                  4. The issuance of the Shares upon the exercise of options and stock appreciation rights, when issued in accordance with the terms of the Plan, has been lawfully and duly authorized; and

                  5. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on July 18, 1997, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.


                                                Sincerely,

                                                WILMER, CUTLER & PICKERING


                                                By: /s/ John B. Watkins
                                                    John B. Watkins, a partner